                                                                     EXHIBIT 4.1

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MTI TECHNOLOGY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. __________                              Number of Shares: __________
                                                         (subject to adjustment)

Date of Issuance: July __, 2006

                           MTI TECHNOLOGY CORPORATION

                          Common Stock Purchase Warrant

                           (Void after July __, 2016)

     MTI Technology Corporation, a Delaware corporation (the "Company"), for value received, hereby certifies that _______________ (the "Registered Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time during the period beginning July __, 2007 and ending at 5:00 p.m. (Pacific time) on July __, 2017 (the "Exercise Period"), Three Hundred Thousand (300,000) shares of Common Stock, $0.001 par value per share, of the Company ("Common Stock"). The purchase price shall be $1.32 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively. For purposes of this Warrant, "Warrant Issue Date" shall mean the date on which this Warrant was first issued, regardless of any subsequent transfer or partial exercise of this Warrant that may occur after such date.

     1. Exercise

          (a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

          (b) Cashless Exercise

               (i) The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

                                     Y(A-B)
                                 X = ------
                                        A

          Where: X = the number of Warrant Shares that shall be issued to the
                     Registered Holder pursuant to the cashless exercise;

                 Y = the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

                 A = the Fair Market Value (as defined below) of one share of
                     Common Stock; and

                 B = the Purchase Price then in effect.

               (ii) For purpose of this Warrant, "Fair Market Value" per share of Common Stock shall be determined as follows:

                    (A) If the Common Stock is listed on a national securities exchange, the Nasdaq Capital Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the five (5) trading days immediately preceding (and not including) the Exercise Date.

                    (B) If as of the Exercise Date the Common Stock is not
               listed on a national securities exchange, the Nasdaq Capital Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the "Board") to represent the fair market value per share of the Common Stock (including a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, such Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than five (5) days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of such Board's determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (a) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within fifteen (15) days of a request by the Registered Holder that it do so, and (b) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

          (c) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (d) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within three
     (3) Trading Days (as defined below) thereafter, the Company, at its expense, shall cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 below; and

               (ii) in case such exercise is in part only, a new warrant or warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

     For purposes of this Warrant, "Trading Day" shall mean (a) any day on which quotations or listings with respect to the Common Stock are provided on the Nasdaq Capital Market or another nationally recognized quotation or trading system or (b) if the Common Stock is not then listed or quoted on the Nasdaq Capital Market or another nationally recognized trading system, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

     2. Adjustments

          (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Warrant Issue Date (i) effect a subdivision of the outstanding shares of Common Stock (whether by stock split, stock dividend or otherwise), or (ii) combine the outstanding shares of Common Stock (whether by reverse stock split or otherwise), the Purchase Price in effect immediately before that subdivision or combination shall be proportionately adjusted. Any adjustment under this paragraph shall become effective concurrently with the effectiveness of the applicable subdivision or combination of the outstanding shares of Common Stock. Notwithstanding
     Section 13 hereof or the foregoing, in the event (a) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend) and (b) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

          (b) Adjustments for Dividends and Other Distributions. In the event the Company at any time or from time to time after the Warrant Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock or other securities of the Company or in cash or other property, then, and in each such event, the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock to be received upon such exercise, the kind and amount of securities of the Company, cash or other property that they would have been entitled to receive had this Warrant been exercised (without use of the cashless exercise provisions) for shares of Common Stock immediately prior to such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the Registered Holder.

          (c) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 2(a) or 2(b)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant shall be exercisable in accordance with its terms into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Company issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Warrant with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Warrant (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of this Warrant.

          (d) Rounding of Calculations. All calculations under this Warrant shall be made to the nearest whole number of shares, with five tenths (0.5) of a share rounded up. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (e) Certificate as to Adjustments. Upon the occurrence of each adjustment pursuant to this Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Registered Holder and to the Company's Transfer Agent. The Company shall, as promptly as reasonably practicable after the written request at any time of any Registered Holder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such Registered Holder a certificate setting forth (i) the Purchase Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property that then would be received upon the exercise of this Warrant.

     3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock.

     4. Compliance with Securities Laws; Investment Representations.

          (a) The Registered Holder is acquiring the Warrant for investment and not with a view to the resale or distribution of the Warrant or the Warrant Shares, or any interest therein, without prejudice, however, to the Registered Holder's right, subject to compliance with the Asset Purchase Agreement dated June 6, 2006 between the Company and the Registered Holder (the "Asset Purchase Agreement"), at all times to sell or otherwise dispose of all or any part of such Warrant or Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Registered Holder to hold any of the Warrant or Warrant Shares for any period of time. The Registered Holder is acquiring the Warrant hereunder in the ordinary course of business. Except as contemplated by the Asset Purchase Agreement, the Registered Holder has no agreement, undertaking, arrangement, obligation or commitment providing for the disposition of such Warrant or Warrant Shares. The Registered Holder has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Purchased Securities. At all times since the time the Registered Holder was initially offered the Warrant, such Purchaser has been an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

          (b) The Registered Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Registered Holder will bear the economic risk of this investment until the Warrant or Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

          (c) Unless a registration statement under the Act is effective with respect to the Warrant Shares to be issued upon the exercise of this Warrant, the certificate representing such Warrant Shares shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

               THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MTI TECHNOLOGY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     5. Transfers, etc.

          (a) The Company shall maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

          (b) Subject to the provisions of this Section 5 and the Asset Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency); provided, however, that any such transfer must be in compliance with all applicable federal and state securities laws and must include the delivery to the Company of representations of the transferee substantially similar to those set forth in Section 4 hereof and, if this Warrant or any rights hereunder are sold, pledged or hypothecated in whole or in part, legal opinions with respect thereto in a form reasonably satisfactory to the Company, if such are requested by the Company; and provided, further, that notwithstanding the foregoing, no such legal opinions shall be requested by the Company in connection with any transfer by the Registered Holder to Pencom Systems, Incorporated or by Pencom Systems, Incorporated to Edward Ateyeh, Jr., Wade Saadi or Edgar Saadi.

     6. Remedies. Nothing herein shall limit a Registered Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

     7. Repurchase on Sale, Merger, or Consolidation of the Company.

          (a) Acquisition. For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction. This Warrant shall become fully exercisable immediately prior to the closing of any Acquisition that occurs within one (1) year from the date hereof notwithstanding that the Exercise Period shall not have commenced as of such time.

          (b) Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the shares of Common Stock issuable upon exercise of the unexercised portion of this Warrant as if such shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly. With respect to any Acquisition in which successor entity stock is issued as part or all of the consideration to be received by the Company or its securityholders in connection with such Acquisition, the Company shall use commercially reasonable efforts to require such successor entity to assume the obligations of this Warrant.

          (c) Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and the Registered Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1(b) and thereafter the Registered Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

     8. Charges, Taxes and Expenses. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon exercise of this Warrant. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of Warrant Shares or Warrants in a name other than that in which this Warrant is registered.

     9. Reservation of Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. If the number of shares of Common Stock so reserved is insufficient, in addition to any other remedy available to the Registered Holder, the Company shall take any corporate action that is necessary to make available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock within sixty (60) days after the occurrence of such deficiency.

     10. Obtaining Approvals and Listings. The Company will, at its own expense, obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to issue shares of Common Stock upon the exercise of the Warrants and otherwise to perform its obligations hereunder, except, in each case, for any such permits, consents and approvals (other than those relating to blue sky laws) required as a result of the status of a Registered Holder of the Warrants. The Company will, at its expense, obtain promptly and maintain the approval for listing on the Nasdaq Capital Market or any successor thereto or comparable system, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing or quoting of such shares after their issuance so long as the Common Stock is so listed or quoted.

     11. Exchange or Replacement of Warrants

          (a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company shall, subject to the provisions of Section 5 above, issue and deliver to or upon the order of the Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

          (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     12. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office. If the Company should at any time change the location of its principal office to a place other than its current principal office, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (a) two
(2) business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (b) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

     13. No Rights as Stockholder. Subject to Section 2 and Section 7 hereof, the Registered Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common

Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or otherwise until and to the extent the Warrant shall have been exercised as provided herein.

     14. Amendment. This Warrant may be amended only by a writing signed by both the Company and the Registered Holder (or their respective successors or assigns).

     15. Construction. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     16. Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Company and the Registered Holder hereby waives all rights to a trial by jury.

     17. Facsimile Signature. This Warrant may be executed by facsimile signature.

                            [signature page follows]

     EXECUTED as of the Date of Issuance indicated above.

                                        MTI TECHNOLOGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ATTEST:


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                       EXHIBIT I

                                  PURCHASE FORM

To: MTI Technology Corporation                               Dated: ____________

     The undersigned is the Registered Holder of Warrant No. W-____ (the "Warrant") issued by MTI Technology Corporation, a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

     a. The Warrant is currently exercisable to purchase a total of ________ Warrant Shares.

     b. The Registered Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant. Following this exercise, the Warrant shall be exercisable to purchase a total of ____________ shares.

     c. The Registered Holder intends that payment of the Purchase Price shall be made as (check one):

          ____ "Cash Exercise" under Subsection 1(a) of the Warrant

          ____ "Cashless Exercise" under Subsection 1(b) of the Warrant

     d. If the holder has elected a Cash Exercise, the Registered Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

     e. Pursuant to this exercise, the Company shall deliver to the Registered Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

     The undersigned hereby represents and warrants to the Company that: (i) the Warrant Shares acquired hereby are being acquired solely for the Registered Holder's own account and not as a nominee for any other party, and solely for investment, and the Registered Holder will not offer, sell or otherwise dispose of any Warrant Shares acquired hereby except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws; (ii) it is an "accredited investor" within the meaning of Rule 501 promulgated under the Act; (iii) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrant Shares acquired hereby and has the ability to bear the economic risks of its investment in the Warrant Shares acquired hereby; and (iv) it has made such inquiry of and concerning the Company and its business and personnel as it has deemed appropriate.

     The undersigned hereby agrees to be bound by the terms and conditions of the Investor Rights Agreement with respect to all Warrant Shares received upon said exercise of the Warrant.

Dated:          ,                       Registered Holder:
      ----------  ----                                     ---------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. W-____) with respect to the number of shares of Common Stock of MTI Technology Corporation. covered thereby set forth below, unto:

Name of Assignee   Address   No. of Shares
----------------   -------   -------------


Dated:                                  Registered Holder:
      ----------------                                     ---------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)


SIGNATURE GUARANTEED:


By:
    ---------------------------------

     The signature should be guaranteed
by an eligible guarantor institution
(banks, stockbrokers, savings and loan
associations and credit unions with
membership in an approved signature
guarantee medallion program) pursuant to
Rule 17Ad-15 under the Securities
Exchange Act of 1934.


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